                                  Exhibit 23.1
                                  ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Allscripts Healthcare Solutions, Inc. of our report dated February 17, 2000 relating to the financial statements, which appears in Allscripts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 17, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated July 14, 2000 relating to the financial statements of MasterChart, Inc., which appears in Allscripts, Inc.'s Current Reports on Form 8-K/A-1 dated May 17, 2000 and filed July 25, 2000 and Form 8-K/A-2 dated May 9, 2000 and filed July 25, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
January 25, 2001